                                                                  Exhibit 99.B3c

                         Schedule of Sales Commissions

                                    Percentage of Premium
Age at Issue                        Paid as Commission
------------                        ------------------

through 65                          8.0
66-75                               7.0
75-80                               5.5
over 80                             3.0

This schedule is the standard commission schedule for representatives selling the Policies, however this schedule may be modified in particular situations.